Exhibit 10.1

AMENDMENT AGREEMENT NO. 1

To the Share Purchase Agreement dated 3 September 2021 (the “SPA”)

This AMENDMENT AGREEMENT NO. 1 (the “Amendment Agreement”) is made as of 24 March 2022, by and between:

LORD JAMES EDWARD BERGMAN;

ABRAHAM CHESED;

YEHUDA AVGANIM;

FALK-UWE PREUSSNER;

STEFAN VOLKER HLAWATSCH,

hereinafter each one referred to as “Seller” and, collectively, “Sellers”

and

GREENBOX POS, a Nevada publicly traded company under NASDAQ symbol “GBOX” with an address at 3131 Camino Del Rio North, Suite 1400, San Diego, CA, 92108 (“Buyer”)

and Sellers and Buyer are together the “Parties” (unless in specific cases the context requires that the term “Parties” refers to Buyer and/or Sellers only).

WHEREAS:

(A)	The Sellers and the Buyer entered into the SPA concerning the sale and purchase of the Sale Shares which represent a 100% shareholding interest in Transact Europe Holdings.

(B)	Pursuant to the SPA the Sellers agreed to sell, and Buyer agreed to purchase from the Sellers the Sale Shares subject to the terms and conditions of the SPA.

(C)	The Parties have observed, and they agree that each of the Closing Conditions in Section 4.1 of the SPA are fulfilled, and Closing of the Transaction may occur.

(D)	Further to the above the Sellers and the Buyer hereto wish to amend the SPA as more fully set forth herein;

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the Parties hereto hereby agree as follows:

§1. Definitions. Capitalized terms used in this Amendment Agreement shall have the same meanings herein as in the SPA.

§2. Amendment to Section 3.1. Section 3.1 of the SPA is hereby amended as follows:

Consideration. Subject to Section 3.3, the total consideration for the purchase of the Sale Shares shall be EUR 26,000,000 (the “Purchase Price”).

§3. Amendment to Section 3.2. Section 3.2 of the SPA is hereby amended as follows:

Payment. The Purchase Price shall be payable by Buyer by way of wire transfer of immediately available funds without any deduction or withholding for same day value, free of any costs or charges to the Escrow Account by 28 March 2022.

§4. Amendment to Section 3.5. Section 3.5 of the SPA shall be disapplied.

§5. Amendment to Section 3.7. Section 3.7 of the SPA shall be disapplied.

§6. Amendment to Section 6.1. Section 6.1 of the SPA is hereby amended as follows:

The Closing. The closing of the sale and purchase of the Sale Shares (the “Closing”) shall take place on 31 March 2022 at the location and time in, Sofia, Bulgaria, which will be specified in a written notice of Sellers sent to Buyer by e-mail. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

On behalf of the Sellers the e-mail notice shall be sent by Lord James Edward Bergman from e-mail address: , with cc to and .

The e-mail notice shall be sent to the attention of the following persons at the e-mail addresses specified herein:

Ben Errez

Lindsey-Shannon Lee, Esq.

With copy to:

The e-mail notice shall be sent at least three days prior to Closing Date, setting out in particular, among others, the time of the day on 31 March 2022 for appearance before a notary public for execution of the Transfer Deeds, as well as the location of the notary public’s office in Sofia, Bulgaria.

The e-mail notice shall be considered duly receipt by the Buyer if there have not been any returned massage to the e-mail address of Lord James Edward Bergman for failure delivery to the e-mail addresses of Ben Errez and Lindsey-Shannon Lee.

§7. Amendment to Section 6.2. Section 6.2 of the SPA is hereby amended as follows:

Deposits to Escrow. By 28 March 2022 the Buyer shall pay to the Escrow Account, in Immediately Available funds an amount of EUR 26,000,000, equal to the Purchase Price.

§8. Amendment to Schedule 1: Part 2.

The definition of “Transaction Documents” in Schedule 1, Part 2 is hereby amended as follows:

“Transaction Documents” means this Agreement together with its Schedules, the Amendment Agreement, and any other amendments thereto, the Disclosure Letter and the Escrow Agreement and such other documents as the Parties may agree in writing will be Transaction Documents.

§9. Long Stop Date complied with. For the purposes of Section 4.4 of the SPA it shall be deemed that a Closing Invitation has been filed before the Long Stop Date.

§10. Additional Buyer’s warranty. Buyer hereby warrants to Sellers that based on the recent information received by the Sellers and as of the date of this Amendment the Buyer is not aware of any fact or circumstances that would give Buyer grounds to serve on Sellers a Leakage Dispute Notice, or a Dispute Notice. The above warranty (“Additional Buyer’s Warranty”) shall be valid and existing as of completion of Closing in accordance with Section 6.5 of the SPA.

For the avoidance of doubt, the Additional Buyer’s Warranty shall be without prejudice to any right of the Buyer to make a Claim against Sellers under or in relation to the SPA, other than as defined under this Additional Buyer’s Warranty.

§11. Additional Sellers warranty. Sellers hereby warrants to the Buyer that the information provided for the reserve accounts of TE is true, complete and accurate and the warranty shall be deemed repeated as of the Closing Date.

§12. Effectiveness. This Amendment Agreement shall be effective as of the date first written above. This Amendment Agreement shall cease to have effect retroactively, and the SPA shall apply in its original version as if no Amendment Agreement has not been executed, if:

(a)	The Purchase Price as defined herein is not paid by the Buyer to the Escrow Account by 28 March 2022, or
(b)	The Buyer is in breach of the Additional Buyer’s Warranty under § 10 above.

§13. Miscellaneous. All other provisions of the SPA shall remain unchanged and in full effect. Without prejudice to §12, the SPA shall be read and construed together with this Amendment Agreement and deemed to form a single share purchase agreement between the Parties.

IN WITNESS WHEREOF, the Parties have executed this Amendment Agreement as of the date first written above.

SIGNATURE PAGE

SIGNED by SELLERS:

1.	LORD JAMES EDWARD BERGMAN

_________________________________

2.	ABRAHAM CHESED

_________________________________

3.	YEHUDA AVGANIM

_________________________________

5.	FALK-UWE PREUSSNER

_________________________________

5.	STEFAN VOLKER HLAWATSCH

_________________________________

SIGNED by BUYER

acting by:

GREENBOX POS

__________________________________

BEN ERREZ

Chairman/Executive member

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